EXHIBIT 99.1

Neose Technologies Announces

Voluntary Delisting from Nasdaq

HORSHAM, PA, March 3, 2009 — Neose Technologies, Inc. (NasdaqGM: NTEC) today announced that it has filed with the Securities and Exchange Commission (the “SEC”) a Form 25 relating to the delisting of its common stock (the “Stock”) from the NASDAQ Global Market.  The NASDAQ Stock Market (“NASDAQ”) will suspend trading in the Stock effective at the open of business on March 3, 2009, with official delisting of the Stock becoming effective ten days thereafter, on March 13, 2009.

CONTACTS:

Neose Technologies, Inc.

A. Brian Davis

Sr. Vice President and Chief Financial Officer

(215) 315-9000